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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     --------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  July 19, 1996

                                    KTI, INC.
               (Exact name of Registrant as specified in Charter)

            New Jersey              33-85234              22-2665282
(State or other juris-            (Commission           (IRS Employer
diction of incorporation)         File Number)          Identification
                                                            Number)

7000 Boulevard East, Guttenberg, New Jersey                 07093
(Address of principal executive office)                   (Zip Code)

Registrant's telephone number including area code-      (201) 854-7777

                                 Not Applicable
         (Former name and former address, as changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On July 19, 1996 KTI, Inc. (the "Company" or the "Registrant") and its wholly-owned subsidiary DataFocus Incorporated ("DataFocus"), executed an Agreement with CIBER, Inc. ("CIBER"). Pursuant to the Agreement, DataFocus sold substantially all of the assets of DataFocus' Business Systems Division, other than cash and accounts receivable, to CIBER for $5,000,000, subject to customary prorations, on July 26, 1996. DataFocus retained substantially all of the liabilities of its Business Systems Division that arose prior to July 26, 1996. The net proceeds of such sale, including cash and accounts receivable, less related liabilities, are approximately $4,250,000. DataFocus has distributed approximately $3,500,000 in cash to the Company and also distributed Business Systems Division accounts receivable having a net value of approximately $900,000. Of those sums, approximately $150,000 will be used to pay transaction costs of KTI, relating to the sale.

Additionally, on July 29, 1996, the Company sold the stock of DataFocus to certain members of the management of DataFocus. Pursuant to the sale, the Company will receive $5,000 in cash, the cancellation of stock options issued to DataFocus management to purchase 132,328 shares of the Company's common stock, the cancellation of an option to purchase 20% of the common stock of DataFocus, and a royalty agreement. Under the royalty agreement, the Company will receive a monthly base royalty payment of $5,000 and quarterly payments of additional royalties, equal to 5% of net revenue from the sale of NuTCRACKER software product in excess of $4,000,000 per year. DataFocus will have the right to repurchase the royalty agreement from the Company for the following payments:

         A. $400,000 prior to July 29, 1997;

         B. Three times the royalty payments due to the Company for the twelve months immediately prior to the date of notice of repurchase, if given on or after July 29, 1997 but before July 29, 1998;

         C. Two times the royalty payments due to the Company for the twelve months immediately prior to the date of notice of repurchase, if given on or after July 29, 1998 but before July 29, 1999; or

         D. An amount equal to the royalty payments due to the Company for the twelve months immediately prior to the date of notice of repurchase, if given after July 29, 1999.

As part of the sale of DataFocus to its management, the Company agreed to loan up to $500,000 to certain members of the management of DataFocus, including Thomas A. Bosanko, a director of the Company. The loan bears interest of 8% per annum and provides for level quarterly principal payments to repay the loan over a four year period. The loan is secured by Company common stock owned by the such members of management of DataFocus.

The royalty agreement provides that royalty payments to the Company terminate three years after the repayment of the loans.

The Company will use the distribution from DataFocus to pay maturing debt and to augment its working capital.
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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Proforma Financial information

It is impractical to provide the required proforma financial information as quarterly financial statements for the Company are not yet available. The required proforma financial information will be filed as soon as practical, following the completion of the quarterly statements for the Company, but not later than September 27, 1996.

         (b)  Exhibits

Exhibit Number    DESCRIPTION
- --------------    -----------

      2.1 Agreement dated as of July 19, 1996 by and among KTI, Inc., DataFocus Incorporated and CIBER, Inc. The schedules to this exhibit do not contain information which is material to an investment decision and which is not otherwise disclosed in the Agreement. The contents of the schedules include, among other thing, lists of assets, employees, and contracts, purchase price and expense allocations, legal opinions, non-compete and employment agreements, descriptions of benefit plans and financial statements. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

      2.2         Agreement dated July 19, 1996 by and among KTI, Inc., Thomas
                  A. Bosanko and Patrick B. Higbie
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            KTI, Inc.
                                            ------------------------------
                                                      (Registrant)

Dated:      July 29, 1996              By:
                                            -------------------------------
                                            Name: Robert E. Wetzel
                                            Title: Senior Vice President
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                                EXHIBITS INDEX




Exhibit Number    DESCRIPTION
- --------------    -----------

      2.1 Agreement dated as of July 19, 1996 by and among KTI, Inc., DataFocus Incorporated and CIBER, Inc. The schedules to this exhibit do not contain information which is material to an investment decision and which is not otherwise disclosed in the Agreement. The contents of the schedules include, among other thing, lists of assets, employees, and contracts, purchase price and expense allocations, legal opinions, non-compete and employment agreements, descriptions of benefit plans and financial statements. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

      2.2         Agreement dated July 19, 1996 by and among KTI, Inc., Thomas
                  A. Bosanko and Patrick B. Higbie